1 Q 2 2 E a r n i n g s P r e s e n t a t i o n A p r i l 2 8 , 2 0 2 2 Exhibit 99.2

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the inability to realize expected cost savings and synergies from the Bank Leumi USA acquisition in amounts or in the timeframe anticipated; greater than expected costs or difficulties relating to Bank Leumi USA integration matters; the inability to retain customers and qualified employees of Bank Leumi USA; greater than expected non-recurring charges related to the Bank Leumi USA acquisition; the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients; the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID- 19 may arise in our primary markets; the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters; a prolonged downturn in the economy, mainly in New Jersey, New York, Florida, Alabama, California, and Illinois, as well as an unexpected decline in commercial real estate values within our market areas; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber attacks, ransomware attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB), the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; and unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3 1Q22 4Q21 1Q21 1Q22 4Q21 1Q21 Net Income ($mm) $116.7 $115.0 $115.7 $120.3 $120.5 $115.8 Return on Average Assets Annualized 1.07% 1.08% 1.14% 1.10% 1.14% 1.14% Return on Average Assets, ex. PPP 1 Annualized 1.03% 0.98% 1.00% 1.06% 1.03% 1.00% Efficiency Ratio 55.3% 52.2% 49.5% 53.2% 49.4% 48.6% Diluted Earnings Per Share $0.27 $0.27 $0.28 $0.28 $0.28 $0.28 Pre-Provision Net Revenue 2 ($mm) $159.6 $169.0 $163.7 $167.1 $178.8 $166.5 PPNR / Average Assets 2 Annualized 1.47% 1.59% 1.61% 1.53% 1.68% 1.63% Reported Adjusted 1 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 15 - 19 2 Pre-provision net revenue equals net interest income plus total non-interest income less total non-interest expense; PPNR / Avg. Assets is presented on an annualized basis; Please refer to the Non-GAAP Disclosure Reconciliation on pages 15 - 19 1Q 2022 Highlights 17% linked-quarter annualized non-PPP loan growth reflecting strength across geographies and commercial asset classes. Preserved net income levels despite $10mm linked-quarter reduction in pre-tax PPP income. Manageable AOCI impact resulted in TBV stability during the quarter.

4 +17% Non-PPP Revenue Growth 1Q22 vs. 1Q21 Diversified Loan Opportunities Supporting Sustainable Growth ▪ Robust loan generation remains well-diversified across legacy markets and commercial segments. ▪ Approximately $750mm of loans from de novo expansion in Philadelphia, Atlanta, and Nashville. ▪ Over $600mm of loans from new lenders onboarded in 2021. Enhancing Deposit Origination Channels ▪ Focus on commercial deposits resulted in 8% commercial checking account growth from 1Q21 to 1Q22 and 17% growth from 1Q20. ▪ Valley’s National Deposits Group has contributed approximately $600mm of additional deposits since being established in 2Q21. Non-Interest Income Levers Help Absorb Volatility ▪ Strong swap revenues and advisory fees helped absorb mortgage banking volatility. ▪ Deposit service charges benefiting from commercial account growth and cannabis initiatives. Expanding Niche Cannabis Business ▪ Valley has banking relationships with 6 of the top 10 multi-state operators and is operational in 25 states. ▪ Valley Pay development initiated in 3Q21 and entered pilot in 1Q22. Current focus is on driving merchant and point-of-sale adoption. Benefitting from Disciplined and Strategic M&A ▪ Recently completed the acquisitions of Dudley Ventures and The Westchester Bank (“TWB”); converted TWB systems on schedule during 1Q22. ▪ Closed the acquisition of Bank Leumi USA on schedule on April 1, 2022. Continued Progress on Strategic & Tactical Initiatives

5 2022 Organic Non-PPP Loan Growth (Excludes Bank Leumi USA) Net Interest Income Growth (Excludes Bank Leumi USA) Adjusted Efficiency Ratio (Excludes Bank Leumi USA) Tax Rate Previous Revised 7% - 9% 5% - 7% (Based on full-year 2021 of $1,210mm) At or Below 50% 26% - 28% Unchanged Revising Guidance Based on Changing Backdrop 10% - 12% 8% - 12% Unchanged

SLIDE 6

Net Interest Margin and PPP Impact

Reported Net Interest Income and Margin


$293.6
$301.8
$301.7
$316.0
$318.4
3.14%
3.18%
3.15%
3.23%
3.16%
1Q21
2Q21
3Q21
4Q21
1Q22
NII ($mm)
NIM

Net Interest Income and Margin Ex-PPP


NII ex-PPP +16% year / year
$267.9
$276.1
$285.5
$298.8
$311.3
3.05%
3.07%
3.07%
3.10%
3.11%
1Q21
2Q21
3Q21
4Q21
1Q22
NII ($mm)
NIM

- Linked-quarter reduction of $10mm in PPP income was more than offset by traditional net interest income growth.
- Deployed excess cash into loans, and to a lesser degree, securities.
- NIM drag of ~5bp due to lower 1Q day count.
- As of March 31, 2022 PPP balances have declined to $204mm from a peak of $2.4bn in 1Q21 and remaining unearned loan fees related to PPP were approximately $6mm.

Net Interest Income Analysis	1Q21	2Q21	3Q21	4Q21	1Q22
Net Interest Income (FTE)	293.6	301.8	301.7	316.0	318.4
PPP Impact	(25.7)	(25.7)	(16.3)	(17.2)	(7.1)
NII ex PPP	**267.9**	**276.1**	**285.5**	**298.8**	**311.3**

Earning Asset Analysis	1Q21	2Q21	3Q21	4Q21	1Q22
Avg. Earning Assets	37,386	37,907	38,333	39,193	40,283
PPP Impact	(2,235)	(1,986)	(1,134)	(642)	(300)
Earning Assets ex PPP	**35,152**	**35,922**	**37,198**	**38,551**	**39,984**

NIM Analysis	1Q21	2Q21	3Q21	4Q21	1Q22
NII ex PPP (FTE)	267.9	276.1	285.5	298.8	311.3
Earning Assets ex PPP	35,152	35,922	37,198	38,551	39,984
NIM ex PPP (FTE)	**3.05%**	**3.07%**	**3.07%**	**3.10%**	**3.11%**

All metrics are represented on a full tax equivalent basis

7 Multifamily 16% Non Owner-Occupied CRE 26% Healthcare CRE 4% Owner-Occupied CRE 10% C&I 16% C&I (PPP) 1%Consumer 8% Residential R.E. 13% Construction 6% CRE 46% C&I 27% Other 27% $1.6 $2.6 $1.9 $2.5 $2.6 3.32% 3.32% 3.37% 3.23% 3.32% 3.85% 3.87% 3.79% 3.83% 3.67% 1Q21 2Q21 3Q21 4Q21 1Q22 Origination Volume (Gross) New Origination Rate Avg. Portfolio Rate New Loan Originations ($bn) 1 Loan classifications according to call report schedule which may not correspond to classifications outlined in earnings release 2 CRE includes multifamily, non-owner occupied CRE and healthcare CRE; C&I includes owner-occupied CRE and C&I; Other includes construction, residential RE and Consumer Loans & Loan Growth 1Q22 Loan Composition 1 2022 YTD Annualized Loan Growth 1, 2 20% 19% 10% CRE Other C&I (ex-PPP) +$769mm +14% Gross Loans +17% Loans ex-PPP +$439mm +$235mm Net commercial growth split approximately 70% Northeast and 30% Southeast. Sequential increase of $350mm in commercial line commitments. Increased residential mortgage production for portfolio versus sale.

8 Non-interest bearing $11.9 Savings, NOW & MMA $20.3 Time $3.4 Short-term borrowings $0.5 Long-term borrowings $1.5 Other $0.9 Avg. Deposit Balance ($MM) and Rate (%) Trends 1Q22 Deposit Trends ($bn) Total Liabilities 3/31/2022 Deposits, Funding & Liquidity $38.5bn 0.27% 0.25% 0.23% 0.20% 0.19% 0.76% 0.54% 0.43% 0.36% 0.32% $0 $4,000 $8,000 $12,000 $16,000 $20,000 1Q21 2Q21 3Q21 4Q21 1Q22 Savings, NOW & MMA Time Deposits W.Avg Savings, NOW & MMA Rate W.Avg Time Deposits Rate 1 Includes junior subordinated debt within long-term borrowings. Totals may not sum due to rounding. 1 Cost of total deposits declined 1bp to 0.14% from 0.15% in 4Q21. Focus on commercial deposits resulted in 8% commercial checking account growth from 1Q21 to 1Q22 and 17% growth from 1Q20. Niche deposit areas such as our Homeowners Associations group and our National Deposits Group continue to contribute to deposit growth. 17.0 20.2 20.3 10.1 11.7 11.9 5.5 3.7 3.4 1Q21 4Q21 1Q22 Savings & Interest Checking Non-Interest Time $32.6 $35.6 17% 31% 52% $35.6 10% 33% 57%

9 1Q22 Non-Interest Income ($mm) 26% year-over-year growth in non-interest income as strong swap revenues and advisory fees absorbed mortgage banking volatility. 1Q22 results include $1.8mm of combined securities losses and negative mark-to-market impacts. Non-interest income comprised 11.0% of revenue up from 10.8% in 4Q21 and 9.6% in 1Q21. Fee Income $39.3mm Non-Interest Income ($mm) $16.6 $20.7 $17.3 $6.2 $4.3 $14.0 $3.5 $6.7 $1.0 $4.9 $6.5 $7.0 1Q21 4Q21 1Q22 Other Non-Interest Income Swap Income Gain on Sale Trust, Investment & Insurance $31.2 $38.2 $39.3 Non-Interest Income +26% year / year Other 20% Trust, Investment & Insurance 18% Loan Servicing Fees 7% Service Charges 16%Gain-on-Sale of Loans, net 3% Swap Fees 36%

10 174.8 182.9 189.8 1.2 3.2 1.4 1.3 1.0 0.6 2.2 4.1 4Q21 Building Repairs Consulting Fees Computer Fees Medical Insurance Other 1Q22 Cleaning & Maintenance Stock Incentive Plan Payroll Taxes 1Q22 80 90 100 110 120 130 140 150 160 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Eff. Ratio (adj.) Revenue Revenue ex PPP Expenses Expense Actions 1Refer to the appendix on pages 15 – 19 regarding non-GAAP financial measures. Sums may be inconsistent due to rounding. 2 Indexed to 100 as of 1Q18 Non-Interest Expense Positive Operating Leverage, as Adjusted 1, 2 Non-Interest Expense Waterfall ($mm) 1 Traditional Seasonal Factors +4.7% +8.6% 184.5 197.3 Reported Adjusted First full quarter of The Westchester Bank ▪ Targeting consolidation of ~5% of retail branches by the end of the year. ▪ Review of consulting and contractor spend has identified select third-party outsourcing arrangements for termination. ▪ Identified resources that will become duplicative as a result of recent acquisitions. +48% +45% +31%

11 0.62% 0.68% 0.77% 0.70% 0.65% 1Q21 2Q21 3Q21 4Q21 1Q22 Asset Quality Non-Accrual Loans / Total Loans Loan Loss Provision ($mm) Allowance for Credit Losses for Loans / Total Loans 0.99% 1.03% 1.08% 1.09% 1.09% 1.10% 1.07% 1.17% 1.14% 1.12% 1.11% 1.08% 1Q21 2Q21 3Q21 4Q21 1Q22 ACL / Loans ex. PPP Net Charge-offs ($mm) Sums may be inconsistent due to rounding. $6 $9 $0 $(1) $(0) 0.07% 0.11% 0.00% (0.01%) 0.00% 1Q21 2Q21 3Q21 4Q21 1Q22 Net Charge-offs NCOs / Avg. Loans $9.0 $8.8 $3.5 $5.4 $3.5 $6.2 1Q21 2Q21 3Q21 4Q21 1Q22 Provision Non-PCD

12 Equity & Capitalization $7.39 $7.59 $7.78 $7.94 $7.93 $10.97 $11.15 $11.32 $11.57 $11.60 3/31/21 6/30/2021 9/30/2021 12/31/2021 3/31/2022 TBV per share Book Value per share Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 15 - 19 Hold Co Capital Ratios 3/31/21 12/31/21 3/31/22 Tier 1 Leverage 8.37 8.88 8.70 Common Equity Tier 1 10.08 10.06 9.67 Tier 1 Risk- Based 10.79 10.69 10.27 Total Risk- Based 12.76 13.10 12.65 7.55% 7.73% 7.95% 7.98% 7.96% 11.32% 11.48% 11.68% 11.70% 11.70% 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Tangible Common Equity / Tangible Assets Equity / Assets LTM Capital Utilization Considerations Regulatory Capital Overview Organic Loan Growth ▪ Remains top priority: $3.9bn, or 13%, increase in organic non- PPP loans year / year (ex-TWB) Bank M&A ▪ Bank Leumi USA consideration included ~10% cash Non-Bank M&A ▪ Cash represented primary consideration paid for Dudley Share Repurchase ▪ Repurchased ~2.6mm shares to offset compensation-related issuances

A p p e n d i x

14 CRE Detail as of 3/31/2022 Portfolio by Collateral Type Apartment & Residential 25% Retail 21% Mixed Use 11% Office 11% Industrial 11% Healthcare 9% Specialty & Other 12% Portfolio by Geography Florida 26.6% New Jersey 22.4% Other 16.0% Other NYC Boroughs 12.9% Manhattan (Multifamily) 5.9% Manhattan (Other) 4.3% New York (ex. NYC) 11.9% Geography Outstanding ($BN) % of Total Wtd. Avg. LTV Wtd. Avg. DSCR Florida $5.3 26.6% 62% 1.91x New Jersey $4.4 22.4% 61% 1.89x Other $3.2 16.0% 64% 1.78x Other NYC Boroughs $2.6 12.9% 53% 1.40x Manhattan $2.0 10.2% 34% (50% ex Co-Ops) 1.68x New York (ex. NYC) $2.4 11.9% 54% 1.74x Total $19.8 100.0% 56% 1.77x $19.8bn $19.8bn Sums may be inconsistent due to rounding.

15 March 31, December 31, March 31, ($ in thousands, except for share data) 2022 2021 2021 Adjusted net income available to common shareholders: Net income, as reported $116,728 $115,038 $115,710 Add: Losses on available for sale and held to maturity securities transactions (net of tax) (a) 6 9 85 Add: Merger related expenses (net of tax) (b) 3,579 5,491 — Net income, as adjusted $120,313 $120,538 $115,795 Dividends on preferred stock 3,172 3,172 3,172 Net income available to common shareholders, as adjusted $117,141 $117,366 $112,623 (a) Included in (losses) / gains on securities transactions, net. (b) Merger related expenses are primarily within salary and employee benefits expense, and professional and legal fees. Adjusted per common share data: Net income available to common shareholders, as adjusted $117,141 $117,366 $112,623 Average number of shares outstanding 421,573,843 411,775,590 405,152,605 Basic earnings, as adjusted $0.28 $0.29 $0.28 Average number of diluted shares outstanding 423,506,550 414,472,820 407,636,765 Diluted earnings, as adjusted $0.28 $0.28 $0.28 Adjusted annualized return on average tangible shareholders' equity: Net income, as adjusted $120,313 $120,538 $115,795 Average shareholders' equity 5,104,709 4,905,343 4,645,400 Less: Average goodwill and other intangible assets 1,538,356 1,481,951 1,451,750 Average tangible shareholders' equity 3,566,353 3,423,392 3,193,650 Annualized return on average tangible shareholders' equity, as adjusted 13.49% 14.08% 14.50% Adjusted annualized return on average assets: Net income, as adjusted $120,313 $120,538 $115,795 Average assets $43,570,251 $42,473,828 $40,770,731 Annualized return on average assets, as adjusted 1.10% 1.14% 1.14% Adjusted annualized return on average shareholders' equity: Net income, as adjusted $120,313 $120,538 $115,795 Average shareholders' equity 5,104,709 4,905,343 $4,645,400 Annualized return on average shareholders' equity, as adjusted 9.43% 9.83% 9.97% Three Months Ended Non-GAAP Disclosure Reconciliation

16 March 31, December 31, March 31, ($ in thousands) 2022 2021 2021 Annualized return on average tangible shareholders' equity: Net income, as reported $116,728 $115,038 $115,710 Average shareholders' equity 5,104,709 4,905,343 4,645,400 Less: Average goodwill and other intangible assets 1,538,356 1,481,951 1,451,750 Average tangible shareholders' equity 3,566,353 3,423,392 3,193,650 Annualized return on average tangible shareholders' equity 13.09% 13.44% 14.49% Adjusted efficiency ratio: Non-interest expense, as reported $197,340 $184,514 $160,213 Less: Merger-related expenses (pre-tax) 4,628 7,613 — Less: Amortization of tax credit investments (pre-tax) 2,896 2,115 2,744 Non-interest expense, as adjusted $189,816 $174,786 $157,469 Net interest income 317,669 315,301 292,667 Non-interest income, as reported 39,270 38,223 31,233 Add: Losses on available for sale and held to maturity securities transactions, net (pre-tax) 9 12 118 Non-interest income, as adjusted $39,279 $38,235 $31,351 Gross operating income, as adjusted 356,948 353,536 $324,018 Efficiency ratio, as adjusted 53.18% 49.44% 48.60% Annualized pre-provision net revenue / average assets Net interest income $317,669 $315,301 $292,667 Non-interest income, as reported 39,270 38,223 31,233 Less: Non-interest expense, as reported 197,340 184,514 160,213 Pre-provision net revenue $159,599 $169,010 $163,687 Average assets $43,570,251 $42,473,828 $40,770,731 Annualized pre-provision net revenue / average assets 1.47% 1.59% 1.61% Annualized pre-provision net revenue / average assets, as adjusted Net interest income $317,669 $315,301 $292,667 Non-interest income, as adjusted 39,279 38,235 31,351 Less: Non-interest expense, as adjusted 189,816 174,786 157,469 Pre-provision net revenue, as adjusted $167,132 $178,750 $166,549 Average assets $43,570,251 $42,473,828 $40,770,731 Annualized pre-provision net revenue / average assets, as adjusted 1.53% 1.68% 1.63% Three Months Ended Non-GAAP Disclosure Reconciliation

17 March 31, December 31, March 31, ($ in thousands) 2022 2021 2021 Annualized return on average assets, excluding Paycheck Protection Program ("PPP"): Net income, as reported $116,728 $115,038 $115,710 Less: PPP loan income (net of tax) 5,292 12,549 19,206 Net income, excluding PPP loan income 111,436 102,489 96,504 Average assets $43,570,251 $42,473,828 $40,770,731 Less: Average PPP loans 299,534 641,589 2,234,552 Average assets, excluding average PPP loans 43,270,717 41,832,239 38,536,179 Annualized return on average assets, excluding PPP 1.03% 0.98% 1.00% Adjusted annualized return on average assets, excluding Paycheck Protection Program ("PPP"): Net income, as adjusted $120,313 $120,538 $115,795 Less: PPP loan income (net of tax) 5,292 12,549 19,206 Net income, as adjusted, excluding PPP loan income 115,021 107,989 96,589 Average assets, excluding average PPP loans 43,270,717 41,832,239 38,536,179 Annualized return on average assets, as adjusted, excluding PPP 1.06% 1.03% 1.00% Three Months Ended Non-GAAP Disclosure Reconciliation

Non-GAAP Disclosure Reconciliation

SLIDE 18

($ in thousands, except for share data)	Three Months Ended March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net interest income	$ 317,669	$ 315,301	$ 301,026	$ 300,907	$ 292,667	$ 287,920	$ 283,086	$ 282,559	$ 265,339
Non-interest income, as reported	39,270	38,223	42,431	43,126	31,233	47,533	49,272	44,830	41,397
Add: Net impairment losses on securities (pre-tax)	-	-	-	-	-	-	-	-	-
Add: Branch related asset impairment (pre-tax)	-	-	-	-	-	-	-	-	-
Add: Losses / (gains) on available for sale and held to maturity securities transactions, net (pre-tax)	9	12	(788)	113	118	(651)	46	41	40
Less: Gain on the sale of Visa Class B shares (pre-tax)	-	-	-	-	-	-	-	-	-
Less: Gain on sale leaseback transaction (pre-tax)	-	-	-	-	-	-	-	-	-
Non-interest income, as adjusted	39,279	38,235	41,643	43,239	31,351	46,882	49,318	44,871	41,437
Gross revenue, as adjusted	356,948	353,536	342,669	344,146	324,018	334,802	332,404	327,430	306,776
Less: PPP Loan Income (pre-tax)	7,075	17,161	16,284	25,726	25,733	17,018	14,772	11,836	-
Gross revenue, as adjusted, excluding PPP	349,873	336,375	326,385	318,420	298,285	317,784	317,632	315,594	306,776
Non-interest expense, as reported	$197,340	$184,514	$174,922	$171,893	$160,213	$173,141	$160,185	$157,166	$155,656
Less: Loss on extinguishment of debt (pre-tax)	-	-	-	8,406	-	9,683	2,353	-	-
Less: Severance expense (pre-tax)	-	-	-	-	-	2,072	-	-	-
Less: Litigation reserve	-	-	2,100	-	-	-	-	-	-
Less: Merger-related expenses (pre-tax)	4,628	7,613	1,287	-	-	133	106	366	1,302
Less: Amortization of tax credit investments (pre-tax)	2,896	2,115	3,079	2,972	2,744	3,932	2,759	3,416	3,228
Non-interest expense, as adjusted	189,816	174,786	168,456	160,515	157,469	157,321	154,967	153,384	151,126
Efficiency ratio, as adjusted	53.18%	49.44%	49.16%	46.64%	48.60%	46.99%	46.62%	46.84%	49.26%

($ in thousands, except for share data)	Three Months Ended December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net interest income	$ 238,541	$ 220,625	$ 220,234	$ 218,648	$ 222,053	$ 216,800	$ 210,752	$ 207,598
Non-interest income, as reported	38,094	41,150	27,603	107,673	34,694	29,038	38,069	32,251
Add: Net impairment losses on securities (pre-tax)	-	-	2,928	-	-	-	-	-
Add: Branch related asset impairment (pre-tax)	-	-	-	-	-	1,821	-	-
Add: Losses / (gains) on available for sale and held to maturity securities transactions, net (pre-tax)	36	93	(11)	32	1,462	79	36	765
Less: Gain on the sale of Visa Class B shares (pre-tax)	-	-	-	-	6,530	-	-	-
Less: Gain on sale leaseback transaction (pre-tax)	-	-	-	78,505	-	-	-	-
Non-interest income, as adjusted	38,130	41,243	30,520	29,200	29,626	30,938	38,105	33,016
Gross revenue, as adjusted	276,671	261,868	250,754	247,848	251,679	247,738	248,857	240,614
Less: PPP Loan Income (pre-tax)	-	-	-	-	-	-	-	-
Gross revenue, as adjusted, excluding PPP	276,671	261,868	250,754	247,848	251,679	247,738	248,857	240,614
Non-interest expense, as reported	$196,146	$145,877	$141,737	$147,795	$153,712	$151,681	$149,916	$173,752
Less: Loss on extinguishment of debt (pre-tax)	31,995	-	-	-	-	-	-	-
Less: Severance expense (pre-tax)	-	-	-	4,838	2,662	-	-	-
Less: Litigation reserve	-	-	-	-	-	1,684	-	10,500
Less: Merger-related expenses (pre-tax)	15,110	1,434	35	-	(635)	1,304	3,248	13,528
Less: Amortization of tax credit investments (pre-tax)	3,971	4,385	4,863	7,173	9,044	5,412	4,470	5,274
Non-interest expense, as adjusted	145,070	140,058	136,839	135,784	142,641	143,281	142,198	144,450
Efficiency ratio, as adjusted	52.43%	53.48%	54.57%	54.79%	56.68%	57.84%	57.14%	60.03%

19 March 31, December 31, September 30, June 30, March 31, ($ in thousands, except for share data) 2022 2021 2021 2021 2021 Tangible book value per common share: Common shares outstanding 421,394,277 421,437,068 407,313,664 406,083,790 405,797,538 Shareholders' equity $5,096,384 $5,084,066 $4,822,498 $4,737,807 $4,659,670 Less: Preferred Stock 209,691 209,691 209,691 209,691 209,691 Less: Goodwill and other intangible assets 1,543,238 1,529,394 1,444,967 1,447,965 1,450,414 Tangible common shareholders' equity $3,343,455 $3,344,981 $3,167,840 $3,080,151 $2,999,565 Tangible book value per common share $7.93 $7.94 $7.78 $7.59 $7.39 Tangible common equity to tangible assets: Tangible common shareholders' equity $3,343,455 $3,344,981 $3,167,840 $3,080,151 $2,999,565 Total assets 43,551,457 43,446,443 41,278,007 41,274,228 41,178,011 Less: Goodwill and other intangible assets 1,543,238 1,529,394 1,444,967 1,447,965 1,450,414 Tangible assets 42,008,219 41,917,049 $39,833,040 $39,826,263 $39,727,597 Tangible common equity to tangible assets 7.96% 7.98% 7.95% 7.73% 7.55% As of Non-GAAP Disclosure Reconciliation

20 ▪ Log onto our website: www.valley.com ▪ Email requests to: tlan@valley.com ▪ Call Travis Lan in Investor Relations, at: (973) 686-5007 ▪ Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Travis Lan, SVP – Director, Corporate Finance & Business Development ▪ Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC For More Information